EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our audit report dated April 18, 2018 included in the Registration Statement on Form S-1 and related Prospectus of DSG Global Inc. for the registration of its common stock.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

September 26, 2019